SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                          (Amendment No.             )

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                            EZCONY INTERAMERICA, INC.
                (Name of Registrant as Specified in Its Charter)



                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                           EZCONY INTERAMERICA INC.
                              CRAIGMUIR CHAMBERS
                                  P.O. BOX 71
                              ROAD TOWN, TORTOLA
                            BRITISH VIRGIN ISLANDS


                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 21, 1998

                               ----------------
To the Shareholders of
     Ezcony Interamerica Inc.:


     The Annual Meeting of the Shareholders of Ezcony Interamerica Inc. (the "Company") will be held at the offices of Adorno & Zeder, P.A., Suite 1600, 2601 South Bayshore Drive, Miami, Florida on Thursday, May 21, 1998, at 10:00 a.m. local time for the following purposes:


     1. To elect a board of nine directors to serve until the Annual Meeting of Shareholders to be held in 1999.


     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors.


     3. Transacting such other business as may properly come before the meeting and any adjournments thereof.


     This Annual Meeting is a General Meeting of the Company in accordance with its Articles of Association, and Members of the Company as defined in such Articles of Association are designated as "shareholders" in this Notice and in the accompanying Proxy Statement.


     Shareholders of record at the close of business on March 27, 1998, will be entitled to have notice of and vote at the Annual Meeting.


     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                        By Order of the Board of Directors

                                        /S/ ANA M. MENENDEZ
                                        ---------------------------------------
April 17, 1998                          Ana M. Menendez
                                        Secretary

                            EZCONY INTERAMERICA INC.
                               CRAIGMUIR CHAMBERS
                                  P.O. BOX 71
                              ROAD TOWN, TORTOLA
                            BRITISH VIRGIN ISLANDS


                               ----------------
                                PROXY STATEMENT
                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1998


                            SOLICITATION OF PROXIES


     The enclosed proxy is solicited by the Board of Directors of Ezcony Interamerica Inc. (the "Company") for use at the Annual Meeting of the Company's Shareholders to be held at the offices of Adorno & Zeder, P.A., Suite 1600, 2601 South Bayshore Drive, Miami, Florida, on Thursday, May 21, 1998, at 10:00 a.m. local time and at any adjournments or postponements thereof. Whether or not you expect to attend the Annual Meeting in person, please return your executed proxy in the enclosed pre-addressed envelope and the shares represented thereby will be voted in accordance with your wishes. A quorum for the Annual Meeting will exist if not less than 50% of the issued and outstanding Common Shares of the Company are present at the Annual Meeting in person or by proxy. The first mailing of the Company's proxy materials to shareholders occurred on or about April 20, 1998. The costs of proxy solicitation will be borne by the Company.


                             REVOCABILITY OF PROXY


     If, after sending in your proxy, you decide to vote in person or desire to revoke your proxy for any other reason, you may do so by notifying the Secretary of the Company in writing, provided that your notice of revocation is actually received by the Secretary prior to the voting of the proxy.


                                  RECORD DATE


     Shareholders of record at the close of business March 27, 1998, will be entitled to vote at the Annual Meeting.


                        ACTIONS TO BE TAKEN UNDER PROXY


     Unless otherwise directed by the giver of the proxy, the persons named in the enclosed form of proxy, Ezra Cohen and Ezra Homsany Gateno, or either of them, will vote:


   (1) FOR the election of the nine persons named herein as nominees for directors of the Company to hold office until the Annual Meeting of the Company's shareholders next ensuing after their election and until their successors have been duly elected and qualified or their earlier resignation or removal;


   (2) FOR the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1998, and


   (3) According to their judgement on the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Should any nominee herein for election as director become unavailable to serve for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors unless the Board decides to reduce the number of directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     On March 27, 1998, there were 4,510,000 Common Shares, no par value, outstanding. Each share is entitled to one vote.


     The following table sets forth information, as of March 27, 1998, regarding all persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Shares.

       NAME                      NUMBER OF SHARES     PERCENT OF CLASS
-----------------------------   ------------------   -----------------
Moises Ezra Cohen                    1,828,110(1)    40.5 %
Ave. Manuel Dominador Bazan,
Edif. C9, Local #15
Zona Libre de Colon
Colon, Republic of Panama

Moises Homsany                         900,000       20.0%
Ave. Manuel Dominador Bazan,
Edif. C9, Local #15
Zona Libre de Colon
Colon, Republic of Panama

Ezra Cohen                             270,514(2)     5.8%
7620 N.W. 25th St., Unit 5
Miami, Florida 33122

David Djemal                           261,900(3)     5.7%
Ave. Manuel Dominador Bazan,
Edif. C9, Local #15
Zona Libre de Colon
Colon, Republic of Panama

Daniel Homsany                         261,900(3)     5.7%
Ave. Manuel Dominador Bazan,
Edif. C9, Local #15
Zona Libre de Colon
Colon, Republic of Panama

----------------
(1) Includes options to purchase 5,000 shares.
(2) Includes options to purchase 192,140 shares .
(3) Includes options to purchase 101,290 shares.


     Other than as set forth above, to the best of knowledge of the Board of Directors, no person owns more than 5% of the outstanding Common Shares of the Company.

                       SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth, as of March 27, 1998, the beneficial ownership of Common Shares by all current directors of the Company, all persons nominated to become directors, all executive officers named in the "Executive Compensation" section of this Proxy Statement, and by all directors and executive officers as a group.

NAME                                             NUMBER OF SHARES     PERCENT OF CLASS
----                                            ------------------   -----------------
Ezra Cohen                                             270,514(1)           5.75%
Moises Ezra Cohen                                    1,828,110(2)          40.49%
David Djemal                                           261,900(3)           5.68%
Michael G. Dowling                                      15,000(4)              *
Ezra Homsany Gateno                                    197,734(5)           4.22%
Daniel Homsany                                         261,900(3)           5.68%
Enrique P. Lacs                                         74,507(6)           1.63%
Leonard J. Sokolow                                      10,000(7)              *
All current directors and executive officers
  as a group (nine persons)                          2,919,665(8)          56.31%

----------------
 *  Less than 1%.
(1) Includes options to purchase 192,140 shares.
(2) Includes options to purchase 5,000 shares.
(3) Includes options to purchase 101,290 shares.
(4) Includes options to purchase 15,000 shares.
(5) Includes options to purchase 177,360 shares.
(6) Includes options to purchase 72,950 shares.
(7) Includes options to purchase 10,000 shares.
(8) Includes options to purchase 675,030 shares.


                             ELECTION OF DIRECTORS
                                   (ITEM 1)


     The Company's Articles of Association currently provide for up to ten directors, each of whom is elected annually. The Board of Directors has nominated nine persons to serve as directors. The following table shows each nominee's present position with the Company, the year in which he/she first was elected a director (each serving continuously since first elected) and his/her age. The nine nominees receiving the highest number of affirmative votes of the Common Shares voted at the Annual Meeting will be elected directors.

NAME                   AGE  POSITION(S) WITH COMPANY                                DIRECTOR SINCE
----                   ---  ------------------------                                --------------
Ezra Cohen             37   Chairman, President and Chief Executive Officer              1992
Moises Ezra Cohen      70   Director                                                     1990
David Djemal           31   Vice President of Finance and Operations of Ezcony           1994
                            Trading Corporation and Director
Michael G. Dowling     60   Director                                                     1993
Ezra Homsany Gateno    37   Director                                                     1992
Daniel Homsany         31   Vice President of Marketing and Sales of Ezcony              1994
                            Trading Corporation and Director
Enrique P. Lacs        42   Vice President of Operations of Ezcony International         1997
                            Corporation and Director
Ana M. Menendez        33   Chief Financial Officer, Treasurer and Secretary               --
Leonard J. Sokolow     41   Director                                                     1995

     Non-employee directors receive fees of $1,000 per month plus $500 for attendance at each Board and committee meeting. In addition they receive each year options for 5,000 Common Shares exercisable at the closing price on the date awarded. The closing price on December 1, 1997 (the award date) was $2.56.



     Ezra Cohen has been President and Chief Executive Officer of the Company since January 1992. He became Chairman of the Company on April 30, 1996. Mr. Cohen has also been a director and President of Ezcony International Corporation, a subsidiary of the Company, since March 1988. Mr. Cohen was a director and President of Ezcony Trading Corporation, another subsidiary of the Company, from 1982 until March 1988. Mr. Cohen again became President of Ezcony Trading Corporation on April 30, 1996.


     Moises Ezra Cohen was Chairman of the Board of the Company from January 1992 until April 30, 1996, and President of Ezcony Trading Corporation from March 1988 until April 30, 1996. Prior to December 1989, Mr. Cohen was owner and President of Novedades Toby, a group of consumer retail stores in Panama City, Panama.


     David Djemal was Vice President of Sales of Ezcony Trading Corporation from 1984 until January 1997 when he became Vice President of Finance and Operations. Mr. Djemal is responsible for financial operations and general administration of Ezcony Trading Corporation.


     Michael G. Dowling has been President of Sawgrass Management Corp., a privately held company which serves as the general partner of limited partnerships investing in the electronics manufacturing industry since 1994. Since October 1996, Mr. Dowling has been Chairman and Chief Executive Officer of Sawgrass Electronics Group Inc., a corporation engaged in the manufacture of electronic components. Mr. Dowling also has been President of Michael Dowling & Co., Inc., a business consulting firm, from 1984 until 1995. Since 1988 he has been a director and Secretary of Unipower Corp., a privately held electronics manufacturer, and since 1990 he has been Secretary and Treasurer of Kontek Industries, a privately held manufacturer of products for the telephone industry.


     Ezra Homsany Gateno has been President of J. Maloul e Hijos, a Panamanian distribution company, since January 1998. Ezra Homsany Gateno was Chief Operating Officer and Executive Vice President of the Company from January 1992 until June 1997. Mr. Homsany Gateno was a director and Executive Vice President of Ezcony International Corporation from March 1988 until June 1997. Mr. Homsany Gateno was a director and Vice President of Ezcony Trading Corporation from 1982 until March 1988. Mr. Homsany Gateno was President of New World Interactive, Inc., a subsidiary of the Company, since its inception in December 1993 until June 1997.


     Daniel Homsany was Vice President of Operations of Ezcony Trading Corporation from 1984 until January 1997 when he became Vice President of Marketing and Sales. Mr. Homsany is responsible for all brand name purchases, sales and marketing of Ezcony Trading Corporation.


     Enrique P. Lacs was General Manager of Ezcony International Corporation from 1990 until January 1995 when he became Vice President of Operations. Mr. Lacs is responsible for the operations of Ezcony International Corporation.


     Ana M. Menendez joined the Company on June 16, 1997 as Chief Financial Officer. She became Secretary of the Company on August 18, 1997. From June 1995 to June 1997 she was the Chief Financial Officer of Diaco, Inc., a privately held importer and distributor of eyewear and sunwear frames. Her previous experience includes seven years at Arthur Andersen LLP, most recently as Audit Manager. Ms. Menendez is a certified public accountant and has been a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants since 1988.

     Leonard J. Sokolow has been President of Union Atlantic, L.C., a privately-held consulting and merchant banking group, since September 1996, and Chairman of the Board and President of The Americas Growth Fund, Inc., an investment company, since August 1994. Since August 1993, Mr. Sokolow has been President and Chief Executive Officer of Genesis Partners, Inc., a privately-held corporation that provides domestic and international investment banking and financial advisory services. From May 1988 to July 1993, Mr. Sokolow was employed by Windmere-Durable Holdings, Inc. (a public company engaged in the manufacture and distribution of personal care products and small household appliances) most recently as its Executive Vice President of Operations, Administration and Finance and General Counsel. Mr. Sokolow is a director of Catalina Lighting Inc., a public company engaged in the import and distribution of commercial and residential electrical lighting.


     Ezra Cohen is the son of Moises Ezra Cohen, a director and a principal shareholder of the Company. Ezra Homsany Gateno and Daniel Homsany are the sons of Moises Homsany, a principal shareholder of the Company. David Djemal is the nephew of Moises Homsany, the cousin of Daniel Homsany and of Ezra Homsany Gateno, and the brother-in-law of Ezra Cohen.


     The Company's directors hold office until the next Annual Meeting of shareholders or until their successors have been duly elected and qualified or their earlier resignation or removal.


                 INFORMATION CONCERNING THE BOARD OF DIRECTORS


     During 1997, the Board of Directors held four meetings. Each director attended at least 75% of the combined number of meetings of the Board and any committee of which he was a member except David Djemal and Daniel Homsany, who each attended 25% of such meetings.


     The Company has a standing Audit Committee of the Board of Directors, consisting of Michael G. Dowling, Chairman of such Committee, and Leonard J. Sokolow. The Audit Committee performs the following functions: review of financial statements, communication with independent accountants, review of the Company's internal accounting controls and recommendations to the Board of Directors as to selection of independent auditors. The Audit Committee met one time during 1997.


     The Company has a standing Compensation Committee of the Board of Directors, consisting of Leonard J. Sokolow, Chairman of such Committee, and Michael G. Dowling. The duties of the Compensation Committee are as follows: to review and recommend to the Board of Directors the annual salary, bonus and other benefits of all executive officers of the Company and to review and submit to the Board of Directors recommendations concerning compensation, stock plans, and other benefits to Company executives and expense account policies. The Compensation Committee met one time during 1997.


     The Company has no standing nominating committee or other committee performing a similar function.


                       COMPENSATION COMMITTEE INTERLOCKS
              AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS


     Neither member of the Board's Compensation Committee, Michael G. Dowling and Leonard J. Sokolow, is now or has been an employee of the Company or any of its subsidiaries or has any relationship disclosed under "Certain Transactions" below.

                            EXECUTIVE COMPENSATION


     The following table shows the aggregate compensation paid or earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus compensation exceeded $100,000 for services rendered in all capacities during the year ended December 31, 1997.


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                                                 LONG-TERM
                                                                                                COMPENSATION
                                                    ANNUAL COMPENSATION                            AWARDS
                               -------------------------------------------------------------   -------------
                                                                                   OTHER         SECURITIES           ALL
                                                                                  ANNUAL         UNDERLYING          OTHER
  NAME AND PRINCIPAL POSITION   YEAR         SALARY              BONUS         COMPENSATION       OPTIONS        COMPENSATION
  ---------------------------  ------   ----------------   ----------------   --------------   -------------   ----------------
Ezra Cohen                     1997      $180,192           $ 87,500(4)        (2)                   0            $  16,320(6)
Chief Executive Officer        1996      $156,920           $158,779           (2)             192,140            $  16,230(6)
and President                  1995      $250,400           $      0           (2)                   0            $   1,234(1)

Ezra Homsany Gateno            1997      $ 67,270(5)        $ 39,496(5)        (2)                   0            $   1,320(1)
Chief Operating Officer and    1996      $134,547           $140,294           (2)             177,360            $  15,996(6)
Executive Vice President       1995      $245,500           $      0           (2)                   0            $   1,055(1)
until June 30, 1997

David Djemal                   1997      $ 97,863           $ 60,000(4)        (2)                   0            $  20,565(6)
Vice President of Finance      1996      $ 66,300           $200,290           (2)              91,290            $  20,565(6)
and Operations                 1995      $132,952           $ 46,292(3)        (2)              10,000            $   6,300(1)
Ezcony Trading Corporation

Daniel Homsany                 1997      $ 91,300           $ 75,000(4)        (2)                   0            $  20,565(6)
Vice President of Marketing    1996      $ 66,300           $200,290           (2)              91,290            $  20,565(6)
and Sales                      1995      $132,952           $ 46,292(3)        (2)              10,000            $   6,300(1)
Ezcony Trading Corporation

Enrique P. Lacs                1997      $ 96,231           $ 45,500(4)        (2)                   0            $   1,020(1)
Vice President of Operations   1996      $117,427           $ 21,000           (2)              46,950            $     600(1)
Ezcony International           1995      $127,445           $      0           (2)              10,000            $     638(1)
Corporation

----------------
(1) Premiums on life insurance paid by the Company.
(2) Less than 10% of total annual salary and bonus for the individual.
(3) Earned in 1995 of which $21,567 was paid in 1995, and $24,725 was paid in 1996.
(4) Earned in 1997 and paid during 1998.
(5) See below for payments due under the "Consulting/Non-Compete Agreement" which are not included in the amounts reported hereon.
(6) Includes $15,000 in return for personally guarantying certain loans made to the Company by its lenders and, the balance represents premiums on life insurance policies paid by the Company.


     Ezra Homsany Gateno served as the Company's Chief Operating Officer and Executive Vice President until his resignation on June 18, 1997. Ezra Homsany Gateno resigned from the Company effective June 30, 1997, pursuant to a Termination Agreement (the "Consulting/Non-Compete Agreement"). Mr. Homsany Gateno continues to serve as a director of the Company and as a non-employee director receives the retainer and meeting fees normally paid to non-employee directors. The terms of the Consulting/Non-Compete Agreement provide for a consulting period beginning July 1, 1997 through December 31, 1999 during which Mr. Homsany Gateno is to serve as a consultant to the Company in exchange for a total compensation of $375,770 ($114,500 from July 1, 1997 through

December 31, 1997, $146,770 from January 1, 1998 through December 31, 1998 and $114,500 from January 1, 1999 through December 31, 1999) and health insurance benefits through June 30, 1998. The Consulting/Non-Compete Agreement also requires Mr. Homsany Gateno to (i) continue as a guarantor for certain of the Company's existing credit lines, (ii) execute a non-compete and confidentiality agreement covering a period through June 30, 2000, and (iii) fully vests him on his existing options waiving the requirement that he exercise the vested options within ninety days after his termination.


     John A. Galea served as the Company's Chief Financial Officer from April 4, 1994 to April 24, 1997. On April 24, 1997, John A. Galea resigned as Chief Financial Officer, Secretary and Director with the Company under a Termination Agreement (the "Agreement"). Under the terms of the Agreement, Mr. Galea received through and until August 24, 1997 compensation at the rate of $125,000 per annum and was provided with substantially the same health, life, dental and disability insurance coverage's that he received as an employee. Following the effective date of the Agreement, the Company paid Mr. Galea unused sick and vacation time for 1997 in the amount of $5,528.


             SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's Common Shares, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater that 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company and representations that no other reports were required, the Company believes that for 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Under rules established by the SEC, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers during the past fiscal year. The report of the Compensation Committee is set forth below.


     The Compensation Committee, which is composed of the Company's two outside directors, has determined that compensation for executive officers should be linked to Company performance and, to a lesser extent, recognize an individual's contribution to a business unit and personal performance for the long-term success of the Company.


     In 1997, with the assistance of an outside consulting firm, the Compensation Committee developed a Strategic Compensation Program (the "Program") which established a performance management process linked to the Company's Strategic Plan. The Program is applicable to compensation policies for all executive officers, and there is no differentiation in application among the executive officers named in the compensation table.


     The 1997 compensation of the executive officers was established in May 1997 under the Program, and comprised of a base salary, bonus payout computed on achievement of objective goals and the grant of stock options pursuant to the Company's stock option plan.

     The Compensation Committee determined the base salary based upon a number of factors. The most important factor in determining base salary was market comparison of similarly-situated officers in similarly-situated companies based on research and information supplied by the outside consulting firm to the Compensation Committee. Other factors that the Compensation Committee evaluated were the individual officer's contribution to the Company since its inception, as well as the officer's level of base salary in prior years, responsibilities and importance to the Company and accomplishments in relation to objective goals.


     The amounts of the 1997 earned bonus, was determined by a bonus payout calculation performed by the outside consulting firm based on the Program which took into account three levels of performance and contribution each weighted differently as follows: (i) the Company's performance, (ii) business unit performance and (iii) individual performance. The Company believes the Program reinforces the process of performance planning (goal setting), measurement (key indicators/results) and evaluation. Although 1997 financial results were not met and no weight was given to the Company's performance in the bonus payout calculation for any of the executive officers (no expectations met), certain objectives were accomplished in the applicable business unit and individual performance which benefit the Company. The executive officers made a strong effort to achieve other goals that were key in reducing the negative impact on the final results.


     While the Compensation Committee reviews each executive officer's performance against objective goals and in light of similarly-situated officers in similarly-situated companies, the review and analysis is somewhat subjective. Also, in connection with these reviews the Compensation Committee and the outside consulting firm considered the input of the Chief Executive Officer as to the performance of each of the other executive officers.


     The Company also maintains the 1992 stock option plan (the "Plan"), which is intended to improve the Company's financial performance by providing long-term incentives to the Company's executive officers. No stock options were granted under the Plan in 1997.


                             CERTAIN TRANSACTIONS


     During 1997 Ezra Cohen, Director and Executive Officer, was indebted to the Company in the maximum amount of approximately $242,000. Of the total indebtedness approximately $173,000 was taken as an unsecured revolving demand loan during 1997. This loan is interest free.


     During 1997 David Djemal, Director and Executive Officer, was indebted to the Company in the maximum amount of approximately $80,000. Of the total indebtedness approximately $44,000 was taken as an unsecured revolving demand loan during 1997. This loan is interest free.


     During 1997 Daniel Homsany, Director and Executive Officer, was indebted to the Company in the maximum amount of approximately $67,000. Of the total indebtedness approximately $47,000 was taken as an unsecured revolving demand loan during 1997. This loan is interest free.


     The bonuses earned in 1997 by the executive officers will be offset against the loans.


     During 1997 the Company paid to Moises Cohen, Director and father of Ezra Cohen, a management consulting fee of $48,333 and paid life insurance premiums of $40,320 pursuant to the Retirement Agreement executed on February 26, 1996. The Company also paid Mr. Cohen $15,000 for personally guarantying certain of the Company's loan obligations.


                        INFORMATION AS TO STOCK OPTIONS


     There were no stock options issued during 1997 to persons listed in the above table under "Executive Compensation".

AGGREGATED FISCAL YEAR END OPTION VALUE TABLE


     The following table sets forth certain information concerning (i) options exercised during 1997 by the Named Executive Officers and (ii) the number and value of unexercised stock options held by the Named Executive Officers as of December 31, 1997, assuming a value per share of Common Stock of $2.00 (the closing sales price for the Common Shares as reported by the NASDAQ National Market). All options are currently exercisable.

                      NUMBER OF                     NUMBER OF SHARES             VALUE OF
                        SHARES                         UNDERLYING              IN-THE-MONEY
                     ACQUIRED ON       VALUE       UNEXERCISED OPTIONS     UNEXERCISED OPTIONS
       NAME            EXERCISE      REALIZED     AT DECEMBER 31, 1997     AT DECEMBER 31, 1997
------------------  -------------   ----------   ----------------------   ---------------------
Ezra Cohen               0             $  0             192,140                  $16,705
David Djemal             0             $  0             101,290                  $14,255
Daniel Homsany           0             $  0             101,290                  $14,255
Enrique P. Lacs          0             $  0              72,950                  $10,400

                               PERFORMANCE GRAPH


     The following graph compares the year-end total return of the Company's Common Shares with the NASDAQ Stock Market Index and the Ibbotson Small Company Index from the close on December 31, 1992 to December 31, 1997, assuming a hypothetical initial value of $100. The Company has chosen to use the Ibbotson Small Company Index because its business profile does not fit into any published industry or line-of-business index. Moreover, the Company, which is a wholesale distributor of consumer electronics in Latin America, does not have a peer group of publicly traded companies. There are a number of companies that are wholesale distributors of computers and computer products in the United States, however, the Company believes that these companies are not comparable to the Company and do not form a peer group. The Ibbotson Small Company Index is a market value weighted index of the ninth and tenth decile market capitalization New York Stock Exchange stocks plus stocks listed on the American Stock Exchange and traded over-the-counter with the same or less capitalization as the upper bound of the New York Stock Exchange's ninth decile.


                                         12/92       12/93       12/94       12/95       12/96       12/97
                                     ------------ ----------- ----------- ----------- ----------- -----------
EZCONY INTERAMERICA INC      EZCOF     $ 100.00    $  67.87    $  64.29    $  23.81    $  34.52    $  38.10
NASDAQ STOCK MARKET (U.S.)   INAS      $ 100.00    $ 114.80    $ 112.21    $ 158.70    $ 195.19    $ 239.53
IBBOTSON SMALL COMPANY       IIBB      $ 100.00    $ 120.98    $ 124.74    $ 167.73    $ 197.28    $ 242.22

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                   (ITEM 2)


     The Board of Directors of the Company, upon the recommendation of the Audit Committee, has appointed the firm of Coopers & Lybrand L.L.P. to serve as independent auditors of the Company for the fiscal year ending December 31, 1998, subject to ratification of this appointment by the shareholders of the Company. Coopers & Lybrand L.L.P. has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified.


                     FUTURE PROPOSALS OF SECURITY HOLDERS


     Any shareholder who intends to submit a proposal for consideration at the 1999 Annual Meeting of Shareholders pursuant to the applicable rules of the Securities and Exchange Commission must send the proposal to reach the Company's Secretary by December 15, 1998. All proposals should be addressed to the Secretary.


                                OTHER BUSINESS


     The Board of Directors knows of no business to be brought before the Annual Meeting other than as set above. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the solicited proxy to vote such proxy thereon in accordance with their judgement.


                                 MISCELLANEOUS


     The Company will bear the cost of the solicitation of proxies on behalf of the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview and may request brokerage houses, custodians, nominees and fiduciaries to forward soliciting materials to their principals and will reimburse them for their reasonable out-of-pocket expenses.


                                        By Order of the Board of Directors


                                        /S/ ANA M. MENENDEZ
                                        --------------------------------
                                        Ana M. Menendez
                                        Secretary


Road Town, Tortola
British Virgin Islands
April 17, 1998

                            EZCONY INTERAMERICA INC.
                               CRAIGMIUR CHAMBERS
                                  P.O. BOX 71
                               ROAD TOWN, TORTOLA
                             BRITISH VIRGIN ISLANDS

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 1998

         The undersigned hereby appoints Ezra Cohen and Ezra Homsany Gateno, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Common Shares of Ezcony Interamerica Inc. held of record by the undersigned on March 27, 1998 at the Annual Meeting of Shareholders to be held May 21, 1998 or any adjournment or postponement thereof.

                                (SEE OTHER SIDE)


                              FOLD AND DETACH HERE

1. ELECTION OF DIRECTORS

 FOR all              WITHOLD
 nominees            AUTHORITY
 (except as        to vote for all
marked to the      nominees listed
 contrary)
    [ ]                  [ ]

   (INSTRUCTION: TO WITHOLD AUTHORITY TO  VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE
    A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Ezra Cohen, Moises Ezra Cohen, David Djemal, Michael G. Dowling, Ezra Homsany Gateno, Daniel Homsany, Enrique Lacs, Ana M. Menendez, Leonard J. Sokolow

2. To ratify the appointment of Coopers & Lybrand LLP as the Company's independent auditors for the year ending December 31, 1998.

             FOR             AGAINST            ABSTAIN
             [ ]               [ ]                [ ]

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTORS LISTED.


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, personal representative, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-------------------------------
Signature

-------------------------------
Signature if held jointly

DATED:                     ,1998
      --------------------

PLEASE MARK, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENEVELOPE.



                              FOLD AND DETACH HERE